                                                                     EXHIBIT 21

                                          SUBSIDIARIES OF OLSTEN CORPORATION
                                          ----------------------------------
                                                             JURISDICTION
                                                                  OF
                     SUBSIDIARY                              INCORPORATION              BUSINESS NAME
                     ----------                              -------------              -------------
The Accounts Team Limited                                    England/Wales           The Accountants Team
ABC SARL                                                     France
Administracion, Servisios y Asesorias S.A.                   Chile
Administracion y Servisios S.A.                              Chile
Adyser Consultores S.A.                                      Chile
Adyser S.A.                                                  Chile
Amitec S.A.                                                  France
Archangel Executive Appointments Limited                     England/Wales
Broad Pines Development Corp.                                Delaware
B.W.Interim S.A.                                             France
Care One Health Alternatives, Inc.                           Alabama                 Olsten Health Services
Care One Health Alternatives, Inc.                           North Carolina          Olsten Health Services
CCI-ASDS, Inc.                                               Delaware                Olsten Health Services
Children's Home Care LLC                                     Arizona
Chronic Health Management of California                      California              Olsten Health Services
CLD Personnel Services Limited                               Nova Scotia             Olsten Staffing Services
Co-Counsel, Inc.                                             Texas
Commonwealth Home Care, Inc.                                 Massachusetts           Olsten Health Services
Compagnie Financiere Sogica S.A.                             France
C.P.S., SARL                                                 France
DataVikar AS                                                 Norway
Deleg Interim                                                France
Deletec S.A.                                                 France
Dirka Co.                                                    Delaware
Exel Interim S.A.                                            France
Generale Financiere de Participation S.A.                    France
Generale Industrielle S.A.                                   France
GMS, Inc.                                                    Ohio                    Olsten Staffing Services
Harvey Consultants Limited                                   England/Wales
Health Care Services Olsten Limited                          Delaware
IMI Systems Inc.                                             New York
Integrated Computer Technologies Limited                     England/Wales
Interim Pyrenees Services SARL                               France
Interior Health Care Services Limited                        British Columbia        Olsten Health Services
Kimberly Home Health Care, Inc.                              Missouri                Olsten Health Services
L.B.P. S.A.                                                  France
Legal Staffing, Inc.                                         Louisiana
Lifetime Corporation (UK) Limited                            England/Wales
National Health Management Services Corp.                    Delaware
New York HealthCare Services, Inc.                           New York                Olsten Health Service
Norsk Personal Bemanning AS                                  Norway
Norsk Personal Rekruttering AS                               Norway


                                                                      EXHIBIT 21

                                          SUBSIDIARIES OF OLSTEN CORPORATION
                                          ----------------------------------
                                                             JURISDICTION
                                                                  OF
                     SUBSIDIARY                              INCORPORATION              BUSINESS NAME
                     ----------                              -------------              -------------
Norsk Prosjekt Konsult AS                                    Norway
Office Angels Limited                                        England/Wales
Office Angels (Properties) Limited                           England/Wales
Office Angels (Recruitment) Limited                          England/Wales
Office Legals Limited                                        England/Wales
OFFiS Personaldienstleistungen GmbH u. Co. KG                Germany
OLS Holdings, Inc.                                           New York
Olsten BTV Aps                                               Denmark
Olsten Certified HealthCare Corp.                            Delaware                Olsten Health Services
Olsten Chile S.A.                                            Chile
Olsten Dataset OY                                            Finland
Olsten de Argentina S.A.                                     Argentina
Olsten de France SARL                                        France
Olsten de Mexico, S.A. de C.V.                               Mexico
Olsten de Puerto Rico, Inc.                                  Puerto Rico
Olsten Flying Nurses Corp.                                   Delaware
Olsten Helsetjenester AS                                     Norway
Olsten Integrated Management Services, Inc.                  Delaware
Olsten International B.V.                                    Netherlands
Olsten Kimberly QualityCare Foundation, Inc.                 Florida
Olsten Kimberly QualityCare, Inc.                            Delaware                Olsten Health Services
Olsten Latin America, Inc.                                   Delaware
Olsten Norsk Personal AS                                     Norway
Olsten Norway AS                                             Norway
Olsten of Georgia, Inc.                                      Georgia                 Olsten Staffing Services
Olsten of Westchester, Inc.                                  New York                Covertemp
Olsten Personale AS                                          Denmark
Olsten Personalkraft AB                                      Sweden
Olsten Ready Office S.A.                                     Argentina
Olsten Service Corp.                                         Delaware
Olsten Services Limited                                      Ontario                 Olsten Health Services/Olsten Staffing Services
Olsten Services of New York, Inc.                            New York                Olsten Health Services
Olsten Services S.A.                                         Argentina
Olsten Staffing Services (Area One), Inc.                    Delaware
Olsten Staffing Services VI, Inc.                            Delaware
Olsten Staffing Services VII, Inc.                           Delaware
Olsten Staff, S.A. de C.V.                                   Mexico
Olsten Trabajo Temporal ETT S.A.                             Spain
Olsten (UK) Holdings Limited                                 England/Wales
Olsten UK Limited                                            England/Wales
Outside Counsel, Inc.                                        District of Columbia
Partnersfirst Management, Inc.                               Florida                 Olsten Health Services
Personal Eventual de Occidente, S.A. de C.V.                 Mexico
Professional Staffing, Inc.                                  Louisiana
Projobs, S.A. de C.V.                                        Mexico
Prospective Health Network, Inc.                             Delaware                Olsten Health Services
QC Medi - New York, Inc.                                     New York                Olsten Health Services

                                                                      EXHIBIT 21

                                          SUBSIDIARIES OF OLSTEN CORPORATION
                                          ----------------------------------
                                                             JURISDICTION
                                                                  OF
                     SUBSIDIARY                              INCORPORATION              BUSINESS NAME
                     ----------                              -------------              -------------
QHR Southwest Business Trust                                 Pennsylvania            Olsten Health Services
QHR Southwest Holdings Corp.                                 California              Olsten Health Services
Quality Care - USA., Inc.                                    New York                Olsten Health Services
Quality Managed Care, Inc.                                   Delaware                Olsten Health Services
Quantum Care Network, Inc.                                   Massachusetts           Olsten Health Services
Quantum Disease Management, Inc.                             Indiana                 Olsten Health Services
Quantum Express, Inc.                                        Delaware                Olsten Health Services
Quantum Health Resources, Inc.                               Delaware                Olsten Health Services
Quantum Health Resources Inc. (New York)                     New York                Olsten Health Services
Quantum Health Resources Southwest, L.P.                     Texas                   Olsten Health Services
Resource Corporation                                         Louisiana
Skilled Nursing Services, Inc.                               Michigan                Olsten Health Services
Sogica TT Ile de France S.A.                                 France
Sogica TT Nord S.A.                                          France
Sogica TT S.A.                                               France
Sogica TT Sud S.A.                                           France
Stafco, Inc.                                                 Louisiana
Staffing Services America, Inc.                              Delaware                Olsten Staffing Services
Systems Partners, Inc.                                       California
Tesco S.A.                                                   France
The IV Clinic, Inc.                                          Texas                   Olsten Health Services
The IV Clinic II, Inc.                                       Texas                   Olsten Health Services
The IV Clinic III, Inc.                                      Texas                   Olsten Health Services
Top Level, S.A. de C.V.                                      Mexico
Vikar Konsulent AS                                           Norway
Vistech, Inc.                                                Virginia